    As filed with the Securities and Exchange Commission on December 10, 2001

                                                    REGISTRATION NO. 333-_______
================================================================================


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           -------------------------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           -------------------------

                               KINDER MORGAN, INC.
             (Exact name of registrant as specified in its charter)



             KANSAS                                            43-0290000
  (State or other jurisdiction                              (I.R.S. Employer
of incorporation or organization)                         Identification Number)

                          ONE ALLEN CENTER, SUITE 1000
                                500 DALLAS STREET
                              HOUSTON, TEXAS 77002
             (Address of registrant's principal executive offices)

                             1992 STOCK OPTION PLAN
                           FOR NON-EMPLOYEE DIRECTORS
                              (Full title of Plan)

                                JOSEPH LISTENGART
                 VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                               KINDER MORGAN, INC.
                          ONE ALLEN CENTER, SUITE 1000
                                500 DALLAS STREET
                              HOUSTON, TEXAS 77002
                    (Name and address of agent for service)
                                 (713) 369-9000
          (Telephone number, including area code, of agent for service)

                                    Copy to:

                                 GARY W. ORLOFF
                          BRACEWELL & PATTERSON, L.L.P.
                           SOUTH TOWER PENNZOIL PLACE
                        711 LOUISIANA STREET, SUITE 2900
                            HOUSTON, TEXAS 77002-2781
                              PHONE: (713) 221-1306
                               FAX: (713) 221-2166

                           -------------------------

                        CALCULATION OF REGISTRATION FEE


==================================================================================================================
                                                          PROPOSED MAXIMUM           PROPOSED         AMOUNT OF
               TITLE OF                     AMOUNT TO          OFFERING          MAXIMUM AGGREGATE   REGISTRATION
     SECURITIES TO BE REGISTERED          BE REGISTERED   PRICE PER SHARE (1)   OFFERING PRICE (1)       FEE
------------------------------------------------------------------------------------------------- ----------------
Common Stock, $5.00 par value                500,000            $49.13             $24,565,000         $5,871.04
==================================================================================================================

(1) Estimated pursuant to Rule 457(h) solely for the purpose of calculating the registration fee based on the average of the high and low prices for the common stock of Kinder Morgan, Inc. on The New York Stock Exchange on December 3, 2001.

================================================================================

                     STATEMENT UNDER GENERAL INSTRUCTION E -
                      REGISTRATION OF ADDITIONAL SECURITIES

         The Registrant previously filed a Registration Statement on Form S-8 with the Securities and Exchange Commission (the "Commission") on or about April 3, 1992 (SEC File No. 33-46999) and another Registration Statement on Form S-8 with the Commission on or about July 12, 1996 (SEC File No. 333-08059) (together, the "Previous Forms S-8"), both in connection with the 1992 Stock Option Plan for Non-Employee Directors (the "Plan"). This Registration Statement registers additional shares of the Registrant's Common Stock to be issued pursuant to the Plan. The contents of the Previous Forms S-8 are hereby incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8.  EXHIBITS

           EXHIBIT
           NUMBER      DESCRIPTION
           ------      -----------

              5        Opinion of Bracewell & Patterson, L.L.P.
                       regarding the legality of the shares of Common Stock covered by this Registration Statement

             23.1 Consent of Bracewell & Patterson, L.L.P. (included in the opinion filed as Exhibit 5 hereto)

             23.2      Consent of PricewaterhouseCoopers LLP

             23.3      Consent of Arthur Andersen LLP

             24        Powers of Attorney

ITEM 9.  UNDERTAKINGS

         A.       The undersigned registrant hereby undertakes:

                           (1) To file, during any period in which offers or
                  sales are being made, a post-effective amendment to this registration statement:

                                    (i) To include any prospectus required by
                          Section 10(a)(3) of the Securities Act of 1933;

                                    (ii) To reflect in the prospectus any facts
                          or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                                    (iii) To include any material information
                          with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  Provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                           (2) That, for the purpose of determining any
                  liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           (3) To remove from registration by means of a
                  post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on January 17, 2001.

                                        KINDER MORGAN, INC.
                                        (Registrant)


                                        By: /s/ JOSEPH LISTENGART
                                            ------------------------------------
                                            Joseph Listengart
                                            Vice President, General Counsel and
                                            Secretary

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or amendment thereto has been signed below by the following persons in the indicated capacities on January 17, 2001.

         SIGNATURE                                     TITLE
         ---------                                     -----


         /s/ RICHARD D. KINDER              Director, Chairman of the Board and
------------------------------------        Chief Executive Officer (principal
         Richard D. Kinder                  executive officer)

                *                           Director and Vice Chairman of the
------------------------------------        Board
         William V. Morgan

         /s/ C. PARK SHAPER                 Vice President - Chief Financial
------------------------------------        Officer (principal financial and
         C. Park Shaper                     accounting officer)

                *                           Director
-----------------------------------
         Edward H. Austin, Jr.

                *                           Director
------------------------------------
         Charles W. Battey

                *                           Director
------------------------------------
         Stewart A. Bliss

                *                           Director
------------------------------------
         Ted A. Gardner

                *                           Director
------------------------------------
         Edward Randall, III

                *                           Director
------------------------------------
         Fayez Sarofim

                *                           Director
------------------------------------
         H.A. True, III

(Constituting a majority of the
 Board of Directors)

*By: /s/ JOSEPH LISTENGART
    --------------------------------
         Joseph Listengart
         Attorney-in-fact

                                  EXHIBIT INDEX


        EXHIBIT NUMBER          DESCRIPTION
        --------------          -----------

              5             Opinion of Bracewell & Patterson, L.L.P.
                            regarding the legality of the shares of Common Stock covered by this Registration Statement

             23.1 Consent of Bracewell & Patterson, L.L.P. (included in the opinion filed as Exhibit 5 hereto)

             23.2           Consent of PricewaterhouseCoopers LLP

             23.3           Consent of Arthur Andersen LLP

             24             Powers of Attorney